Exhibit 99.1

RLJ ENTERTAINMENT RECEIVES EXPECTED NASDAQ NOTICE
RELATED TO DELAY IN FORM 10-Q FILING

SILVER SPRING, MD//May 29, 2015// RLJ Entertainment Inc. (NASDAQ: RLJE) today announced that, as expected, it received a standard notice from NASDAQ stating that RLJ Entertainment is not in compliance with NASDAQ Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities Exchange Commission.  The May 22, 2015, letter was sent as a result of RLJ Entertainment’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

The NASDAQ notice has no immediate effect on the listing or trading of RLJ Entertainment’s common stock on the NASDAQ Capital Market. Under the NASDAQ listing rules, RLJ Entertainment has 60 days to submit a plan to regain compliance. RLJ Entertainment could be granted up to 180 days from the 10-Q's due date to regain compliance.

Due to the extended time and effort required for the recent completion of the Annual Report on Form 10-K filed on May 8, 2015, RLJ Entertainment was unable to timely complete and file its Form 10-Q.  RLJ Entertainment plans to file its 10-Q in the coming week, upon the completion of its quarter-end financial statements and plans to file on a timely basis going forward.

About RLJ Entertainment
RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent owner, developer, licensee, and distributor of entertainment content and programming in primarily North America, the United Kingdom, and Australia. RLJE is a leader in numerous genres including feature films and urban with distinct content via its owned and distributed brands such as Acorn (British TV), Acacia (fitness), Athena (documentaries), and Madacy (gift sets). These titles are distributed in multiple formats including broadcast television (including satellite and cable), theatrical and non-theatrical, DVD, Blu-Ray, digital download, and digital streaming.

Through Acorn Productions, its UK production arm, RLJE owns all rights to the hit UK mystery series Foyle’s War and is developing new programs. RLJE owns 64% of Agatha Christie Limited, which manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot.

RLJE leverages its management experience to acquire, distribute and monetize existing and original content for its many distribution channels, including its branded digital subscription channels, Acorn TV, AcaciaTV, and UMC - Urban Movie Channel, and engages distinct audiences with programming that appeals directly to their unique viewing interests. Through its proprietary e-commerce web sites and print catalogs for the Acorn and Acacia brands, RLJE has direct contacts and billing relationships with millions of consumers. For more information, please visit www.RLJEntertainment.com

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Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

▪	Our financial performance, including our ability to achieve revenue growth and Adjusted EBITDA or realize synergies;
▪	The effects of limited cash liquidity on operational growth;
▪	Our ability to satisfy financial ratios;
▪	Our ability to raise additional equity capital;
▪	Our ability to fund planned capital expenditures and development efforts;
▪	Our inability to gauge and predict the commercial success of our programming;
▪	The ability of our officers and directors to generate a number of potential investment opportunities;
▪	Our ability to maintain relationships with customers, employees and suppliers;
▪	Delays in the release of new titles or other content;
▪	The effects of disruptions in our supply chain;
▪	The loss of key personnel;
▪	Our public securities’ limited liquidity and trading; or
▪	Our ability to continue to meet the NASDAQ Capital Market continuing listing standards.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Erica Bartsch, 212-446-1875
Sloane & Company
ebartsch@sloanepr.com

Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com
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